Exhibit 99.1

Press Release                                                                                                                     April 26, 2012

Norman Cay Development Announces Appointment of Mining Veteran CEO and Expands Board of Directors

STEVENSVILLE, MI.  April 26, 2012 - Norman Cay Development, Inc. (OTCQB: NCDL) (“Norman Cay” or the “Company”) is pleased to announce the appointment of Mr. Steven E. Flechner as President and CEO of the Company.  Mr. Flechner brings more than 30 years of mining exploration and development experience to the Company.  The appointment is effective as of April 19, 2012.

“As an established global mining veteran, Steve adds significant industry expertise and leadership capabilities to the already notable Norman Cay management team,” stated Dean Huge, Chief Financial Officer of Norman Cay Development.  "We look forward to Steve’s insight as we continue to execute our business strategy and move forward with the development of the Edum Banso Gold Project in Ghana.”

Prior to joining Norman Cay, Mr. Flechner has served numerous private and publicly traded mining companies in senior management and consultant capacities.   From 1978 to 1993, he held the positions of Vice President & General Counsel of Gold Fields Mining Company, the U.S. operating subsidiary of former global mining giant Consolidated Gold Fields.  During his tenure with Gold Fields, the organization grew from 12 to 1200 people while acquiring, exploring, permitting, financing, developing, and operating three highly profitable gold mines (Ortiz, Mesquite & Chimney Creek), producing an aggregate of 400,000 oz. gold/year.  The Mesquite and Chimney Creek mines were subsequently acquired by Newmont Mining.

Later in the 1990s, Steve served as president of a TSX-V listed mining company that acquired and explored an early stage gold project in Ghana.  Subsequently, he consulted to a TSX company regarding gold and uranium acquisitions in Europe and Nevada, culminating in a $40 million bought deal financing.  More recently, he served as president/consulting counsel of a TSX-V company which acquired South Korea’s largest past producing gold and tungsten mines (a subsidiary of Berkshire Hathaway recently agreed to joint venture the tungsten project).  He currently consults with other gold exploration and development companies.  Mr. Flechner is a graduate of the Yale Law School and has lectured at the Rocky Mt. Mineral Law Institute on “Environmental Laws & Regulations Governing Gold Mining”.

Norman Cay is also pleased to announce that Mr. Donald Ross has joined the Board of Directors of the Company.  Mr. Ross is a successful independent entrepreneur and the founder of Discovery Gold Ghana Limited, a wholly-owned subsidiary of the Company.  Prior to his involvement in the mining sector, Mr. Ross spent over 30 years as a senior operational manager with United Parcel Service (UPS), retiring in 2000 following their successful Initial Public Offering.  He is currently the founder and CEO of BDM Marketing, a firm specializing in placement and financing of automobiles for individuals with poor credit histories.  He is currently the single largest shareholder of Norman Cay Development, Inc.

About Norman Cay Development

Norman Cay Development, Inc. is an emerging U.S. based mineral exploration company offering shareholders the opportunity to participate in the ownership of high-potential international gold exploration and development.  The Company’s wholly-owned subsidiary, Discovery Gold Ghana Limited, holds a 65% interest in the exclusive rights to explore and develop the Edum Banso Gold Project within the historic Ashanti Gold Belt in Ghana.

For further information regarding Norman Cay Development, Inc., contact:

LiveCall Investor Relations
Gerry Belanger, (855) 490-9700 (Toll-free)
E-mail: NCDL@livecallir.com

Forward-Looking Statements

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements may be identified by the use of words such as "anticipate", "believe", "expect", "may", "will", "would", "should", "plan", "projected", "intend", and similar expressions.  Norman Cay Development, Inc. (the “Company”) bases these forward-looking statements on current expectations and projections about future events, based on information currently available.  Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements.  The Company has no mineral resource or reserve estimate for the Edum Banso Gold Project at this time and may not have sufficient funding to thoroughly explore, drill or develop its properties.  The Company disclaims any obligation to update any of its forward-looking statements, except as may be required by law.